File No. 70-8541


                          SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C.

                          POST-EFFECTIVE AMENDMENT NO. 5 TO

                                       FORM U-1

                              APPLICATION OR DECLARATION

                                        under

                                         the

                      PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                     --------------------------------------------

          National Fuel Gas Company          National Fuel Gas
          10 Lafayette Square                  Distribution Corporation
          Buffalo, New York  14203           10 Lafayette Square
                                             Buffalo, New York  14203

          Seneca Resources Corporation       National Fuel Gas Supply
          10 Lafayette Square                  Corporation
          Buffalo, New York  14203           10 Lafayette Square
                                             Buffalo, New York  14203


          National Fuel Resources, Inc.      Utility Constructors, Inc.
          10 Lafayette Square                10 Lafayette Square
          Buffalo, New York  14203           Buffalo, New York  14203


                           Horizon Energy Development, Inc.
                                 10 Lafayette Square
                               Buffalo, New York  14203

                      (Names of companies filing this statement
                    and addresses of principal executive offices)

                    ---------------------------------------------

                              NATIONAL FUEL GAS COMPANY

                       (Name of top registered holding company)

                    ---------------------------------------------

          Philip C. Ackerman                 Robert J. Reger, Jr., Esq.
          Senior Vice President              Reid & Priest LLP
          National Fuel Gas Company          40 West 57th Street
          10 Lafayette Square                New York, New York  10019
          Buffalo, New York  14203

                     (Names and addresses of agents for service)

          Item 6.  Exhibits and Financial Statements.

                    The following exhibits are filed herewith:

                    (A)  Exhibits

                         G    Financial Data Schedules.

                    (B)  Financial Statements

                         S-10(a) Projected Statement of Cash Flows for Horizon Energy Development, Inc. for Calendar Years, 1996 and 1997.

                         S-11 Horizon Energy Development, Inc. Pro Forma Statement of Income and Earnings Reinvested in the Business for the twelve months ended November 30, 1995, Pro Forma Balance Sheet at November 30, 1995 and Pro Forma Adjusting Entries.

          SIGNATURES

                    Pursuant to the requirements of the Public Utility

          Holding Company Act of 1935, the undersigned companies have duly caused this post-effective amendment to be signed on their behalf by the undersigned thereunto duly authorized.


               NATIONAL FUEL GAS COMPANY

               By /s/ Gerald T. Wehrlin
                  --------------------------
                  Gerald T. Wehrlin
                  Controller


               NATIONAL FUEL GAS
                 DISTRIBUTION CORPORATION

               By /s/ Gerald T. Wehrlin
                  --------------------------
                  Gerald T. Wehrlin
                  Senior Vice President,
                    Controller


               SENECA RESOURCES CORPORATION

               By /s/ Gerald T. Wehrlin
                  --------------------------
                  Gerald T. Wehrlin
                  Secretary, Treasurer and
                    Controller


               NATIONAL FUEL GAS SUPPLY
                 CORPORATION

               By /s/ Joseph P. Pawlowski
                  --------------------------
                  Joseph P. Pawlowski
                  Treasurer

               NATIONAL FUEL RESOURCES, INC.

               By /s/ Robert J. Kreppel
                  --------------------------
                  Robert J. Kreppel
                  President

               UTILITY CONSTRUCTORS, INC.

               By /s/ Joseph P. Pawlowski
                  --------------------------
                  Joseph P. Pawlowski
                  Treasurer

               HORIZON ENERGY DEVELOPMENT, INC.

               By /s/ Gerald T. Wehrlin
                  --------------------------
                  Gerald T. Wehrlin
                  Secretary


          DATED:  January 18, 1996

                                    EXHIBIT INDEX


               Exhibits

                    27             Financial Data Schedules.

                    99.1 Projected Statement of Cash Flows for Horizon Energy Development, Inc. for Calendar Years, 1996 and 1997.

                    99.2 Horizon Energy Development, Inc. Pro Forma Statement of Income and Earnings Reinvested in the Business for the twelve months ended November 30, 1995, Pro Forma Balance Sheet at November 30, 1995 and Pro Forma Adjusting Entries.